Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” in the Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 2 to the Registration Statement (Form S-11 No. 333-192331) and related Prospectus of KBS Strategic Opportunity REIT II, Inc. for the registration of 180,000,000 shares of its common stock and to the incorporation by reference therein of (i) our report dated March 26, 2015 with respect to the consolidated financial statements and schedule of KBS Strategic Opportunity REIT II, Inc., included in its Annual Report (Form 10-K) as of and for the year ended December 31, 2014, filed with the Securities and Exchange Commission; and (ii) our report dated December 12, 2014 with respect to the carve-out financial statements of Springmaid Beach Resort and Conference Center for the nine months ended September 30, 2014 and year ended December 31, 2013, included in its Current Report (Form 8-K/A), filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Irvine, California
April 14, 2015